RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
AON PLC 2011 INCENTIVE PLAN

This Restricted Stock Unit Agreement, including Appendices A, B and C attached hereto (the “Agreement”), is entered into between Aon plc, a public limited company incorporated under Irish law (the “Company” or “Aon”) and ________________________________ (the “Participant”).
WHEREAS, the Company maintains the Aon plc 2011 Incentive Plan, as amended from time to time (the “Plan”), which provides for the grant of equity-based and cash incentive awards.
WHEREAS, the Company desires to grant the Participant restricted stock units (“RSUs”), each RSU representing the right to receive a Class A Ordinary Share of the Company (“Share”), $0.01 par value per Share, to encourage the Participant to remain in the service of the Company or its Subsidiaries, to provide the Participant with an incentive to contribute to the financial progress of the Company, and to encourage ownership of Shares by the Participant. Capitalized terms used but not otherwise defined in the Agreement will have the meaning ascribed to such terms in the Plan.
NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:
1.Grant of Restricted Stock Units. The Company grants under the Plan an award of __________ RSUs (the “Award”) on _______________ (the “Grant Date”). The Participant understands and agrees that the Participant has no obligation to accept this Award (as a condition of employment or otherwise) and that the Participant’s decision to do so by signing or accepting this Agreement, and thereby accepting all of the terms and conditions of this Agreement, is the Participant’s knowing and voluntary choice after having had a full and fair opportunity to consult with legal counsel (at the Participant’s cost).
2.Vesting of Restricted Stock Units. The RSUs will vest in accordance with the schedule set forth in the Participant’s account. The Participant must access the www.netbenefits.com website and follow the instructions in order to view the vesting schedule. Notwithstanding anything herein to the contrary, the Committee may cause the RSUs to vest prior to the date(s) set forth in the vesting schedule in order to satisfy any Tax-Related Items (as defined below) that arise prior to the date of settlement of the RSUs, subject to the limitations set forth in Section 3.d) of this Agreement.
3.Tax Withholding Obligations. The Participant acknowledges that, regardless of any action taken by the Company and/or the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance contributions, payroll tax, payments on account, or other tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer: (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award or the underlying Shares, including, but not limited to, the grant, vesting, or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such vesting/settlement, and the receipt of any dividends and/or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
a)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company or the Employer, to satisfy all Tax-Related Items. In this regard, the Participant authorises the Company and/or the Employer, or their respective agents, at the Company’s discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)withholding from any wages or other cash compensation payable to the Participant; or
(ii)withholding in Shares to be issued upon vesting/settlement of the RSUs; or
(iii)withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorisation without further consent); provided, however, that if the Participant is a Section 16 officer under the Exchange Act, the Committee will establish the method of withholding from alternatives (i) – (iii) herein.
b)The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates in the Participant’s jurisdiction(s), including maximum applicable rates. If Tax-Related Items are withheld in excess of the Participant’s actual tax liability, any over-withheld amount may be refunded to the Participant in cash by the Company or the Employer (with no entitlement to the equivalent in Shares) or, if not refunded, the Participant may seek a refund from the local tax, social security or other applicable authorities. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.
c)Finally, the Participant will pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
d)Notwithstanding anything in this Section 3 to the contrary, to avoid a prohibited distribution under Code Section 409A in the case of a Participant who is subject to U.S. federal income tax (a “U.S. Taxpayer”), if Shares underlying the RSUs will be withheld (or sold on the Participant’s behalf) to satisfy any Tax-Related Items arising prior to the date of settlement of the RSUs for any portion of the RSUs that is considered “nonqualified deferred compensation” subject to Code Section 409A (“Deferred Compensation”), then the number of Shares withheld (or sold on the Participant’s behalf) will not exceed the number of Shares that equals the liability for the Tax-Related Items.
4.Nominal Value. At the time of settlement, this Award will be subject to the Participant’s appropriate undertaking to pay to the Company a nominal value of $.01 per share (as determined in the sole discretion of the Company, subject to the provisions of the Aon Ireland Constitution and the Irish Companies Act), and such obligation may be satisfied by the Participant in cash in any manner to be established by the Company in its sole discretion, including, but not limited to, withholding from any wages or other cash compensation paid to the Participant by the Company and/or the Employer.
5.Effect of Termination of Employment; Breach of Restrictive Covenants; Misconduct.
a)Voluntary termination (other than Retirement). In the event that the Participant’s Termination Date occurs due to the Participant’s voluntary termination that does not qualify as Retirement (as defined in Section 5.d) below), all unvested RSUs will be forfeited.
b)Termination due to death. In the event that the Participant’s Termination Date occurs due to the Participant’s death, all unvested RSUs will be fully vested immediately, and the date of such termination will be considered a vesting date for purposes of the settlement provisions of Section  7 hereof.
c)Termination due to disability. In the event that the Participant’s Termination Date occurs due to the Participant’s disability, all unvested RSUs will be fully vested immediately, and the date of such termination will be considered a vesting date for purposes of the settlement provisions of Section  7 hereof. “Disability” for purposes of this Agreement, will mean disability pursuant to the standards set forth in the long-term disability plan of the Employer. In the absence of such a plan, the Committee will have exclusive discretion to determine whether a Participant’s employment is terminated due to disability.
d)Involuntary termination (other than for Cause) or Retirement. In the event that the Participant’s Termination Date occurs as a result of the Participant’s involuntary termination by the Company or Employer (other than for Cause as defined in Section 5.e) below) or the Participant’s Retirement, the RSUs will be immediately vested pro rata, and the date of such termination will be considered a vesting date for purposes of the settlement provisions of Section 7 hereof. The pro rata portion of the RSUs that will vest will be calculated by multiplying (i) the number of RSUs subject to the Award, by (ii) a fraction, the numerator of which will be the number of days that have elapsed between the Grant Date and the date of the Participant’s termination, and the denominator of which will be the total number of days from the Grant Date through the final vesting date set forth in the Participant’s account, and subtracting from the resulting product the number of RSUs previously vested. The remaining unvested portion of the RSUs will be forfeited. For purposes of this Agreement, “Retire” or “Retirement” means a voluntary termination of employment on or after the Participant’s 55th birthday for employees whose principal place of work is outside of the European Union (“EU”) or the United Kingdom. A Participant on secondment will be subject to the vesting rule applicable to the Participant’s home country. Participants whose principal place of work is inside the EU or the United Kingdom will not be eligible for Retirement, and their voluntary termination at any age will be treated in accordance with Section 5.a). The Committee will have exclusive discretion to determine a Participant’s principal place of work for purposes of this Section 5.d).
e)Termination for Cause. In the event that the Participant’s Termination Date occurs because the Participant is terminated by the Company or Employer for Cause, all unvested RSUs will be forfeited. “Cause” will mean the Participant’s (i) performance of a deliberate act of dishonesty, fraud, theft, embezzlement, or misappropriation involving the Participant’s employment with the Company, its Subsidiaries, or Affiliates, or breach of the duty of loyalty to the Company, its

Subsidiaries, or Affiliates; (ii) performance of an alleged act of race, sex, national origin, religion, disability, or age-based discrimination or sexual harassment, if after a reasonable investigation, outside or in-house counsel to the Company, its Subsidiaries, or Affiliates reasonably concludes that the allegations are substantiated; (iii) material violation of Company policies and procedures including, but not limited to, the Aon Code of Business Conduct; (iv) material noncompliance with any terms of this Agreement or an employment agreement with the Company, its Subsidiaries, or Affiliates; or (v) performance of any criminal act resulting in a criminal felony charge brought against the Participant or a criminal conviction of the Participant (other than conviction of a minor traffic violation). The existence of “Cause” will be determined by the Committee in its sole discretion.
f)Misconduct; Breach of Restrictive Covenants. All unvested RSUs will be forfeited in the event that the Company’s Chief Executive Officer determines (or, in the case of the Chief Executive Officer as Participant, the Board of Directors of the Company (the “Board”) determines), in the Chief Executive Officer’s or the Board’s sole discretion, as applicable, that forfeiture is appropriate based on the finding that (i) the Participant has materially violated Company policies and procedures, including (but not limited to) performing an act of race, sex, national origin, religion, disability, or age-based discrimination, or sexual harassment or any other material violation of the Aon Code of Business Conduct, or (ii) the Participant is in breach of any non-competition, nonsolicitation, and/or confidentiality provisions or other restrictive covenants that apply to the Participant.
6.Receipt by the Participant of the Prospectus. The Participant acknowledges receipt of the Plan prospectus that contains the entire Plan and is incorporated herein by reference. The Participant represents and warrants that the Participant has read the Plan and agrees that all RSUs awarded under it will be subject to all of the terms and conditions of the Plan.
7.Issuance of Shares. RSUs will be converted to Shares as of the applicable vesting date. Shares will be issued to the Participant as soon as practicable (within 60 days) after the vesting date, subject to Sections 3 and 4 of this Agreement. Notwithstanding the foregoing, for purposes of complying with Code Section 409A, if (i) the RSUs are considered Deferred Compensation, (ii) the Participant is a U.S. Taxpayer, and (iii) the Shares are to be settled in connection with a termination of service, then the Company and the Participant will take all steps necessary (including with regard to any post-termination services by the Participant) to ensure that a termination contemplated under Section 5 constitutes a “separation from service” within the meaning of Code Section 409A. In addition, if (i) the RSUs are Deferred Compensation, (ii) the Participant is a U.S. Taxpayer, (iii) the RSUs are payable in connection with the Participant’s separation from service, and (iv) the Participant is a “specified employee” within the meaning of Code Section 409A on the date the Participant experiences a separation from service, then the RSUs will be settled on the first business day of the seventh month following the Participant’s separation from service, or, if earlier, on the date of the Participant’s death, solely to the extent such delayed payment is required in order to avoid a prohibited distribution under Code Section 409A.
8.Rights as Shareholder. The Participant will not have voting or any other rights as a shareholder of the Company with respect to the RSUs. Upon issuance of the Shares pursuant to and in accordance with Section 7, the Participant will obtain full voting and other rights as a shareholder of the Company.
9.Other Provisions.

a)Plan Terms Take Precedence over Agreement Terms. RSUs are granted pursuant to the Plan, the terms and conditions of which are incorporated into this Agreement by reference. If there are any inconsistencies between the terms of this Agreement and the Plan, the terms of the Plan will govern.
b)Prior Agreement(s) Will Not Control. The Participant’s acceptance of this Agreement will supersede provisions of any prior agreement that could be construed as governing the terms of this Award.
c)Code Section 409A. The RSUs and amounts payable thereunder are intended to be exempt from or compliant with Code Section 409A and the U.S. Treasury Regulations relating thereto so as not to subject the Participant to the payment of additional taxes and interest under Code Section 409A or other adverse tax consequences. In furtherance of this intent, the provisions of this Agreement will be interpreted, operated, and administered in a manner consistent with these intentions. The Committee may modify the terms of this Agreement and/or the Plan, without the consent of the Participant, in the manner that the Committee may determine to be necessary or advisable in order to comply with Code Section 409A or to mitigate any additional tax, interest and/or penalties, or other adverse tax consequences that may apply under Code Section 409A if compliance is not practical. This Section 9.c) does not create an obligation on the part of the Company to modify the terms of this Agreement or the Plan and does not guarantee that the RSUs or the delivery of Shares upon vesting/settlement of the RSUs will not be subject to taxes, interest, penalties, or any other adverse tax consequences under Code Section 409A. Nothing in this Agreement will provide a basis for any person to take any action against the Company or any of its Subsidiaries or Affiliates based on matters covered by Code Section 409A, including the tax treatment of any amounts paid under this Agreement, and neither the Company nor any of its Subsidiaries or Affiliates will have any liability under any circumstances to the Participant or any other party if the RSUs, the delivery of Shares upon vesting/settlement of the RSUs, or other payment or tax event hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant, or for any action taken by the Committee with respect thereto. Further, settlement of any portion of the RSUs that is Deferred Compensation may not be accelerated or postponed except to the extent permitted by Code Section 409A.
d)Restriction on Transfer. RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated at any time.
e)Right of Employment. Grants of RSUs under the Plan and this Agreement do not confer upon the Participant any right to continue in the employ or service of the Employer. This Agreement will survive any termination of the Participant’s employment for any or no reason.
f)Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
g)Need to Accept Grant. The Participant acknowledges that this grant must be accepted within 90 days of the Grant Date in order to be eligible to receive any benefits from this grant. If this grant is not accepted within the 90-day period specified in the foregoing sentence, all benefits under this grant may be forfeited, as determined in the sole discretion of the Committee. To accept this grant, the Participant must access the www.netbenefits.com website and follow the instructions for acceptance. If this grant was distributed to the Participant via mail, or if the Participant is employed in or otherwise subject to the laws of Austria, Germany, Spain, or Switzerland (or any other jurisdiction where the Participant has been informed that a handwritten acceptance is required), the Participant must sign the Agreement and return it to the Company within 90 days. If the Participant does not sign and return the Agreement within 90 days of the Grant Date, the Participant will forfeit any rights to the RSUs and will not receive any other benefit in lieu of the RSUs even if the Participant has electronically accepted the RSUs.
h)Waiver; Section Headings. Waiver of any term or condition of this Agreement by any party will not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver must be in writing. The section headings in this Agreement are for convenience only and are not to be used in interpreting this Agreement.
i)Severability. To the extent that the terms set forth in this Agreement or any word, phrase, clause, or sentence is found to be illegal or unenforceable by a court of competent jurisdiction for any reason, such term, word, phrase, clause, or sentence will be modified in such manner so as to afford the Company the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws. If, however, a court of competent jurisdiction finds that any such term, word, phrase, clause, or sentence cannot be so modified and thus made enforceable, or otherwise declines for any reason to do so, such term, word, phrase, clause, or sentence will be deemed severed from this Agreement and of no force and effect, and the balance of this Agreement will not be affected thereby, the balance being construed as severable and independent.
j)Governing Law. The validity, interpretation, instruction, performance, enforcement, and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, will be governed by and construed in accordance with the substantive internal laws of the State of Delaware, without regard to the conflict of law principles, rules, or statutes of any jurisdiction. The foregoing provisions of this subsection will apply irrespective of whether the Participant is a party to or bound by another restrictive covenant of any kind that may be governed by the laws of another jurisdiction (if any).
k)Venue and Jurisdiction. Venue for any legal proceedings instituted related to this Agreement will be exclusively in the state and/or federal courts located in Cook County, Illinois, and the Participant hereby knowingly, voluntarily, and irrevocably agrees, consents, and submits to the exclusive jurisdiction and venue of such courts within the State of Illinois. The Participant further hereby knowingly, voluntarily, and irrevocably waives, and agrees not to assert any objection, challenge, or defense to such exclusive venue or jurisdiction (including without limitation any defense of forum non conveniens), and further agrees not to file any claim or action related to this Agreement in any other jurisdiction or venue. The foregoing provisions of this Section 9.k) will apply irrespective of whether the Participant is a party to or bound by another restrictive covenant of any kind that may provide for or permit venue or jurisdiction with respect to such other restrictive covenant in any other court or forum (if any).
l)Notice. All notices given hereunder will be in writing and, if intended for the Company, will be addressed to it and mailed by registered mail, postage prepaid, or delivered to it at its principal office in Dublin, Ireland to the attention of the General Counsel or its principal office in Chicago,

Illinois to the attention of the Chief People Officer. If intended for the Participant, notices will be delivered personally or will be addressed (if sent by mail) to the Participant’s then current residence address as shown on the Company’s records, or to such other address as the Participant directs in a notice to the Company. All notices will be deemed to be given on the date received at the address of the addressee or, if delivered personally, on the date delivered.
m)Intellectual Property. The Participant acknowledges and agrees that the Company will own all rights in all discoveries, inventions, improvements, ideas, and designs, patentable or otherwise, trade secrets, confidential information, works of authorship, writings, and copyrightable material, which are conceived, developed, created, reduced to practice, or acquired by the Participant during the Participant’s employment and which relate to the business of the Company or any of its Affiliates or Subsidiaries or the actual or demonstrably anticipated research or development of Company or any of its Affiliates or Subsidiaries (collectively “Work Product”). All Work Product that is protectable by copyright is and will be a “work made for hire,” as that term is defined in the United States Copyright Act. To the extent Work Product is not a “work made for hire” as defined in the United States Copyright Act, Participant will and hereby does irrevocably assign to the Company the Participant’s entire right, title, and interest (including without limitation all copyrights and other intellectual property rights) in and to such Work Product together with any and all causes of actions including the rights of recovery for past infringements of Work Product. The Participant agrees to disclose promptly, fully, and in writing all Work Product to the Company. The Participant will, upon the Company’s request, execute, acknowledge, and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its Affiliates or Subsidiaries to file and prosecute applications for, and to acquire, maintain, and enforce, all patents, trademarks, and copyrights in all countries. To the extent the Participant is bound by an employee handbook or contract provision that protects the Company’s intellectual property at least to the extent provided in this Section 9.m), the provision set forth in such employment handbook or contractual arrangement between the Participant and the Company will prevail and govern.
n)Incentive Repayment Policies.
(i)Incentive Repayment Policy for Section 16 Officers. If the Participant is an officer for purposes of Section 16 of the Exchange Act, the Participant is subject to Aon’s Incentive Repayment Policy for Section 16 Officers (the “Officers Repayment Policy”). The Officers Repayment Policy provides that the Company will seek recoupment with respect to sale or all of the Award if (1) Aon plc is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, (2) the amount of the Award is calculated based upon the achievement of financial results that were subsequently the subject of such a restatement, and (3) the amount received under the Award would have been lower if the financial results were properly reported. The Participant can obtain a copy of the Officers Repayment Policy from the Global Compensation team. If there is any conflict between this Agreement and the Officers Repayment Policy, such policy will control. If the Participant is subject to the Officers Repayment Policy, by accepting this Agreement, the Participant hereby agrees and acknowledges that the Participant will be bound by such Policy.
(ii)Incentive Repayment Policy for Senior Executives (non-Section 16 Officers). If the Participant is member of the Aon Executive Committee (or any successor thereto) and not an officer of the Company for purposes of Section 16 of the Exchange Act, the Participant is subject to Aon’s Incentive Repayment Policy (For Senior Executives) (the

“Senior Executives Repayment Policy”).  The Senior Executives Repayment Policy provides that Aon plc may seek recoupment with respect to some or all of the Award if (1) Aon plc is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, (2) the amount of the Award is calculated based upon the achievement of financial results that were subsequently the subject of such a restatement, and (3) the amount received under the Award would have been lower if the financial results were properly reported. The Participant can obtain a copy of the Senior Executives Repayment Policy from the Global Compensation team.  If there is any conflict between this Agreement and the Senior Executives Repayment Policy, such policy will control. If the Participant is subject to the Senior Executives Repayment Policy, by accepting this Agreement, the Participant hereby agrees and acknowledges that the Participant will be bound by such policy.
(iii)Malus and Clawback. If the Participant is a Material Risk Taker of Aon Securities Limited or Aon Investments Limited, then the Award is subject to Aon’s Material Risk Takers Variable Pay Adjustment Policy (the “MRT Policy”). The MRT Policy provides that Aon will have the discretion to cancel, or require reimbursement of, all or part of the Award in certain circumstances. The Participant can obtain a copy of the MRT Policy from their HR business partner. If the Participant is subject to the MRT Policy, by accepting this Agreement, the Participant hereby agrees and acknowledges that the Participant will be bound by the MRT Policy including without limitation Aon’s discretion to cancel or require reimbursement of all or part of the Award in the circumstances set out within such policy.
o)Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification, or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon vesting/settlement of the RSUs prior to the completion of any registration or qualification of the Shares under any local, state, federal, or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal, or foreign governmental agency, which registration, qualification or approval the Company will, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company will have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.
p)No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the acquisition or sale of the underlying Shares. The Participant should consult with the Participant’s own personal tax, legal, and financial advisors regarding the Participant’s participation in the Plan and execution of this Agreement, before executing this Agreement or otherwise taking any action at any time related to the Plan.
q)Appendices. Notwithstanding any provision of this Agreement to the contrary, if the Participant resides in a country outside the United States or is otherwise subject to the laws of a country other than the United States, the RSUs will be subject to the terms and conditions set forth in

Appendices A and C to this Agreement. In addition, the special terms and conditions in Appendix B will apply if the Participant permanently resides in (or is otherwise remunerated through the local payroll of) a country outside the United States. Moreover, if the Participant relocates to one of the countries included in Appendix C, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A through C constitute part of this Agreement.
r)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign or accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, the parties have accepted this Agreement as of the date hereof.
AON PLC
________________________________
Gregory C. Case
Chief Executive Officer

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RSU Recipient (Participant)    Date